Exhibit (b)

BY-LAWS
OF
FRONTEGRA FUNDS, INC.

As Adopted on June 27, 1996
As Amended on August 25, 2008
As Amended and Restated on March 5, 2013

ARTICLE I
OFFICES

1.1

Principal Office.  The principal office of Frontegra Funds, Inc. (“the Corporation”) in the State of Maryland shall be in the City of Baltimore.

1.2

Other Offices.  The Corporation may have such other offices in such places as the Board of Directors may from time to time determine.

ARTICLE II
MEETINGS OF STOCKHOLDERS

2.1

Annual Meeting.  Subject to this Article II, an annual meeting of stockholders for the election of directors and the transaction of such other business as may properly come before the meeting shall be held at such time and place as the Board of Directors shall select.  The Corporation shall not be required to hold an annual meeting of its stockholders in any year in which the election of directors is not required to be acted upon under the Investment Company Act of 1940, as amended (the “Investment Company Act”).  In the event that the Corporation shall be so required to hold an annual meeting, such meeting shall be held at a date and time set by the Board of Directors, which date shall be no later than 120 days after the occurrence of the event requiring the meeting.  Any stockholders’ meeting held in accordance with the preceding sentence shall for all purposes constitute the annual meeting of stockholders for the fiscal year of the Corporation in which the meeting is held.

2.2

Special Meetings.  Special meetings of stockholders may be called at any time by the President, the Secretary or by a majority of the Board of Directors and shall be held at such time and place as may be stated in the notice of the meeting.  Special meetings of the stockholders shall be called by the Secretary upon receipt of written request of the holders of shares entitled to cast not less than 10% of the votes entitled to be cast at such meeting, provided that such request shall state the purposes of such meeting and the matters proposed to be acted on.

2.3

Place of Meetings.  Meetings of stockholders shall be held at such place within the United States as the Board of Directors may from time to time determine.

2.4

Notice of Meetings; Waiver of Notice.  Notice of the place, date and time of the holding of each stockholders  meeting and, if the meeting is a special meeting, the purpose or purposes of the meeting, shall be given not less than ten nor more than ninety days before the date of such meeting, to each stockholder entitled to vote at such meeting and to each other stockholder entitled to notice of the meeting.  Such notice shall be given personally, by mail or by other method of delivery or electronic means.  Written notice, which includes notice by electronic transmission, shall be deemed to be duly given at the earlier of (i) when deposited in the United States mail addressed to the stockholder at his or her address as it appears on the records of the Corporation, with postage prepaid, or (ii) when electronically transmitted to the stockholder in a manner authorized by the stockholder.  Notice of any meeting of stockholders shall be deemed waived by any stockholder who attends such meeting in person or by proxy, or who, either before or after the meeting, submits a signed waiver of notice which is filed with the records of the meeting.

2.5

Quorum, Adjournment of Meetings.  The presence at any stockholders  meeting, in person or by proxy, of stockholders of one third of the shares of the stock of the Corporation shall be necessary and sufficient to constitute a quorum for the transaction of business, except for any matter which, under applicable statutes or regulatory requirements, requires approval by a separate vote of one or more classes of stock, in which case the presence in person or by proxy of stockholders of one third of the shares of stock of each class required to vote as a class on the matter shall constitute a quorum.  The holders of a majority of shares entitled to vote at the meeting and present in person or by proxy, whether or not sufficient to constitute a quorum, or, any officer present entitled to preside or act as Secretary of such meeting may adjourn the meeting without determining the date of the new meeting or from time to time without further notice to a date not more than one hundred and twenty days after the original record date.  Any business that might have been transacted at the meeting originally called may be transacted at any such adjourned meeting at which a quorum is present.

2.6

Organization.  At each meeting of the stockholders, the Chairman of the Board (if one has been designated by the Board of Directors), or in his or her absence or inability to act, the President, or in the absence or inability to act of the Chairman of the Board and the President, a Vice President, shall act as chairman of the meeting; provided, however, that if no such officer is present or able to act, a chairman of the meeting shall be elected at the meeting.  The Secretary, or in his or her absence or inability to act any person appointed by the chairman of the meeting, shall act as secretary of the meeting and keep the minutes thereof.

2.7

Order of Business.  The order of business at all meetings of the stockholders shall be as determined by the chairman of the meeting.

2.8

Voting.  Except as otherwise provided by statute or the Articles of Incorporation, each holder of record of shares of stock of the Corporation having voting power shall be entitled at each meeting of the stockholders to one vote for every full share of such stock, with a fractional vote for any fractional shares, standing in his or her name on the record of stockholders of the Corporation as of the record date determined pursuant to Section 2.9 or if the record date has not been fixed, then at the later of (i) the close of business on the day on which notice of the meeting is mailed or (ii) the thirtieth day before the meeting.  A stockholder may cast the votes entitled to be cast by the holder of the shares of stock owned of record by the stockholder in person or by proxy executed by the stockholder or by the stockholder’s duly authorized agent in any manner permitted by law.  Such proxy or evidence of authorization of such proxy shall be filed with the Secretary of the Corporation before or at the meeting.  No proxy shall be valid after the expiration of eleven months from the date thereof, unless otherwise provided in the proxy.  Every proxy shall be revocable at the pleasure of the stockholder executing it, except in those cases where such proxy states that it is irrevocable and where the proxy is coupled with an interest in the stock to be voted under the proxy or another general interest in the Corporation or its assets or liabilities.  Except as otherwise provided by statute, the Articles of Incorporation or these By-laws, any corporate action to be taken by vote of the stockholders shall be authorized by a majority of the total votes validly cast at a meeting of stockholders at which a quorum is present.  No votes need to be taken by ballot other than the election of directors, which shall be by written ballot, or unless required by statute, these By-laws, or determined by the chairman of the meeting to be advisable.  On a vote by ballot, each ballot shall be signed by the stockholder voting or by his or her proxy and shall state the number of shares voted.

2.9

Fixing of Record Date.  The Board of Directors may fix a time not less than ten nor more than ninety days prior to the date of any meeting of stockholders or prior to the last day on which the consent or dissent of stockholders may be effectively expressed for any purpose without a meeting, as the time as of which stockholders entitled to notice of and to vote at such a meeting or whose consent or dissent is required or may be expressed for any purpose, as the case may be, shall be determined; and all persons who were holders of record of voting stock at such time and no other shall be entitled to notice of and to vote at such meeting or to express their consent or dissent, as the case may be.  If no record date has been fixed, the record date for the determination of stockholders entitled to notice of or to vote at a meeting of stockholders shall be the later of the close of business on the day on which notice of the meeting is mailed or the thirtieth day before the meeting, or if notice is waived by all stockholders, at the close of business on the tenth day next preceding the day on which the meeting is held.  The Board of Directors may fix a record date for determining stockholders entitled to receive payment of a dividend or distribution, but such date shall be not more than ninety days before the date on which such payment is made.  If no record date has been fixed, the record date for determining stockholders entitled to receive dividends or distributions shall be the close of business on the day on which the resolution of the Board of Directors declaring the dividend or distribution is adopted, but the payment shall not be made more than sixty days after the date on which the resolution is adopted.

2.10

Consent of Stockholders in Lieu of Meeting.  Except as otherwise provided by statute or the Articles of Incorporation, any action required to be taken at any meeting of stockholders, or any action which may be taken at any meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if the following are filed with the records of stockholders meetings:  (i) a unanimous written consent which sets forth the action and is signed by each stockholder entitled to vote on the matter and (ii) a written waiver of any right to dissent signed by each stockholder entitled to notice of the meeting but not entitled to vote thereat.

ARTICLE III
BOARD OF DIRECTORS

3.1

General Powers.  The business and affairs of the Corporation shall be managed under the direction of the Board of Directors and all powers of the Corporation may be exercised by or under authority of the Board of Directors.

3.2

Number of Directors.  The number of directors shall be fixed from time to time by resolution of the Board of Directors adopted by a majority of the Directors then in office; provided, however, that the number of Directors shall in no event be less than three nor more than fifteen.  No reduction in the number of directors shall have the effect of removing any director from office prior to the expiration of his or her term unless such director is specifically removed pursuant to Section 3.5 at the time of such decrease.  Directors need not be stockholders.

3.3

Election and Term of Directors.  Directors shall be elected annually, by written ballot at the annual meeting of stockholders or a special meeting held for that purpose; provided, however, that if no annual meeting of the stockholders of the Corporation is required to be held in a particular year pursuant to Section 2.1, directors shall be elected at the next annual meeting held.  Each director shall hold office until the next annual meeting of stockholders and until his or her successor is elected and qualifies or until his or her death, resignation or removal.

3.4

Resignation.  A director of the Corporation may resign at any time by giving written notice of his or her resignation to the Board of Directors, its Chairman, the President or the Secretary.  Any such resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, immediately upon its receipt.  Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.  Each director shall submit notice of his or her resignation as of the end of the calendar year in which the director turns 75 or such later time as is approved by the Board of Directors in accordance with the Corporation's retirement policy.

3.5

Removal of Directors.  Any director of the Corporation may be removed by the affirmative vote of a majority of (a) the Board of Directors, (b) a committee of the Board of Directors appointed for such purpose, or (c) the stockholders by vote of a majority of the outstanding shares of the Corporation.

3.6

Vacancies.  Subject to the provisions of the Investment Company Act, if any vacancies occur in the Board of Directors (i) by reason of death, resignation, removal or otherwise, the remaining directors shall continue to act and such vacancies (if not previously filled by the stockholders) may be filled by a majority of the remaining directors or (ii) by reason of an increase in the authorized number of directors, such vacancies (if not previously filled by the stockholders) may be filled by a majority vote of the entire Board of Directors.

3.7

Place of Meeting.  The directors may hold their meetings, have one or more offices and keep the books of the Corporation at any office or offices of the Corporation or at any other place within or without the State of Maryland as they may determine, or in the case of meetings as they may determine or as shall be specified or fixed in the respective notices or waivers of notice thereof.

3.8

Regular Meetings.  The Board of Directors from time to time may provide by resolution for the holding of regular meetings and fix their time and place as the Board of Directors may determine.  Notice of such regular meetings need not be in writing, provided that notice of any change in the time or place or such fixed regular meetings shall be communicated promptly to each director not present at the meeting at which such change was made in the manner provided in Section 3.9 for notice of special meetings.  Members of the Board of Directors or any committee designated thereby may participate in a meeting of such Board of Directors or committee by means of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other at the same time, and participation by such means shall constitute presence in person at a meeting, except where meetings are required to be held in person pursuant to the Investment Company Act.

3.9

Special Meetings.  Special meetings of the Board of Directors may be held at any time or place and for any purpose when called by the President, the Secretary or two or more of the directors.  Notice of special meetings, stating the time and place, shall be communicated to each director in person, by mail, by telephone (including voicemail), by email or by any other electronic means at least one day before the meeting.

3.10

Waiver of Notice.  No notice of any meeting of the Board of Directors or a committee of the Board of Directors need be given to any director who is present at the meeting or who waives notice of such meeting in writing (which waiver shall be filed with the records of such meeting), either before or after the time of the meeting.

3.11

Quorum and Voting.  At all meetings of the Board of Directors, the presence of one third of the entire Board of Directors shall constitute a quorum unless there are only three directors, in which case two directors shall constitute a quorum.  At any adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally called.

3.12

Organization.  The Board of Directors may, by resolution adopted by a majority of the entire Board of Directors, designate a Chairman who shall preside at each meeting.  In the absence or inability of the Chairman of the Board to preside at a meeting, the President, or in his or her absence or inability to act, another director chosen by a majority of the directors present, shall act as chairman of the meeting and preside thereat.  The Secretary (or in his or her absence or inability to act, any person appointed by the Chairman) shall act as secretary of the meeting and keep the minutes thereof.

3.13

Lead Independent Director.  The directors who are not interested persons of the Corporation, as that term is defined by the Investment Company Act (“Independent Directors”), may designate from among their number a Lead Independent Director who shall at all times be an Independent Director.  The Lead Independent Director shall be an officer of the Board but not of the Corporation (and, as such, shall not have management responsibility for the day-to-day operations of the Corporation).  The Lead Independent Director shall have such responsibilities in furthering the Board’s functions as determined by the Independent Directors from time to time, including:  (i) coordinating the activities of and helping manage communications with the Independent Directors; (ii) reviewing or advising on the content of Board agendas, as necessary or appropriate; (iii) coordinating communications with the Corporation’s Chief Compliance

Officer, its investment adviser and other service providers to the Corporation, including legal counsel, as appropriate; (iv) serving as the primary contact for communications among the Independent Directors and communications between the Independent Directors and management of the Corporation; and (v) leading meetings of Independent Directors in executive session.  The Lead Independent Director shall hold office until his or her death, resignation, removal or election of a successor by the other Independent Directors.

3.14

Chairman of the Board.  The Board of Directors may appoint a Chairman of the Board.  If required by the Investment Company Act, the Chairman shall be appointed from among the Independent Directors.  The Chairman of the Board shall not be an officer of the Corporation.  The Chairman shall preside at all meetings of the Board of Directors at which he or she is present.  The Chairman shall have and may exercise such powers as are, from time to time, assigned to him or her by the Board of Directors or as may be required by law.

3.15

Action without a Meeting.  Subject to the provisions of the Investment Company Act any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board of Directors or committee, as the case may be, consent thereto in writing or by electronic transmission, and the consent is filed in paper or electronic form with the minutes of the proceedings.

3.16

Compensation.  Directors may receive compensation for services to the Corporation in their capacities as directors or otherwise in such manner and in such amounts as may be fixed from time to time by the Board of Directors.

ARTICLE IV
COMMITTEES

4.1

Organization.  By resolution adopted by the Board of Directors, the Board may designate one or more committees composed of two or more directors.  The Chairmen of such committees shall be elected by the Board of Directors.  The Board of Directors shall have the power at any time to change the members of such committees and to fill vacancies in the committees.  The Board of Directors may delegate to these committees any of its powers, except the power to authorize the issuance of stock, recommend to stockholders any action requiring stockholder approval, other than the election of directors, amend these By-Laws, or approve any merger or share exchange which does not require stockholder approval.  If the Board of Directors has given general authorization for the issuance of stock, a committee of the Board, in accordance with a general formula or method specified by the Board by resolution or by adoption of a stock option or other plan, may fix the terms of stock subject to classification or reclassification and the terms on which any stock may be issued, including all terms and conditions required or permitted to be established or authorized by the Board of Directors.

4.2

Proceedings and Quorum.  In the absence of an appropriate resolution of the Board of Directors, each committee may adopt such rules and regulations governing its proceedings, quorum and manner of acting as it shall deem proper and desirable.  In the event any member of any committee is absent from any meeting, the members thereof present at the meeting, whether or not they constitute a quorum, may appoint a member of the Board of Directors to act in the place of such absent member.

4.3

Audit Committee.  The Audit Committee is responsible for overseeing the accounting and financial reporting policies and procedures of the Corporation and the related internal controls.  The Audit Committee also acts as a liaison between the independent auditor and the Board of Directors.  The Audit Committee shall be composed of Independent Directors.

4.4

Nominating Committee.  The Nominating Committee is responsible for selecting and nominating candidates for election to the Board, including identifying, as necessary, new candidates who are qualified to serve as directors of the Corporation and recommending to the Board the candidates for election to the Board. The Committee is also responsible for reviewing the compensation of Independent Directors and implementing the Corporation’s retirement policy.  The Nominating Committee shall be composed of directors of the Corporation who are Independent Directors.

ARTICLE V
OFFICERS, AGENTS AND EMPLOYEES

5.1

General.  The officers of the Corporation shall be a President, Secretary, Treasurer and Chief Compliance Officer, and may include one or more additional Vice Presidents, Assistant Secretaries or Assistant Treasurers, and such other officers as may be appointed in accordance with the provisions of Section 5.9.

5.2

Election, Tenure and Qualifications.  The officers of the Corporation, except those appointed as provided in Section 5.9, shall be elected by the Board of Directors at its first meeting and thereafter annually at an annual meeting.  If any officers are not chosen at any annual meeting, such officers may be chosen at any subsequent regular or special meeting of the Board.  Except as otherwise provided in this Article V, each officer shall be elected annually by the Board of Directors, provided that the Chief Compliance Officer must be approved by a majority of the Independent Directors.  Each officer shall hold office for one year and until his or her successor shall have been elected and qualified.  Any person may hold one or more offices of the Corporation except the offices of President and Vice President.

5.3

Removal and Resignation.  Whenever in the judgment of the Board of Directors the best interest of the Corporation will be served thereby, any officer may be removed from office by the vote of a majority of the members of the Board of Directors at any regular meeting or at a special meeting called for such purpose, provided that a majority of the Independent Directors must approve the removal of the Chief Compliance Officer.  Any officer may resign his office at any time by delivering a written resignation to the Board of Directors, the President, the Secretary, or any Assistant Secretary.  Unless otherwise specified therein, such resignation shall take effect upon delivery.

5.4

President.  The President shall be the chief executive officer of the Corporation.  Except as the Board of Directors may otherwise order, he or she may sign in the name and on behalf of the Corporation all deeds, bonds, contracts, or agreements.  He or she shall exercise such other powers and perform such other duties as from time to time may be assigned to him or her by the Board of Directors.

5.5

Vice President.  The Board of Directors may from time to time elect one or more Vice Presidents who shall have such powers and perform such duties as from time to time may be assigned to them by the Board of Directors or the President.  At the request or in the absence or disability of the President, the Vice President (or if there are two or more Vice Presidents, then the more senior of such officers present and able to act) may perform all the duties of the President and when so acting shall have all the powers of and be subject to all the restrictions upon the President.  Any Vice President may perform such duties as the Board of Directors may assign.

5.6

Treasurer and Assistant Treasurer.  The Treasurer shall be the principal financial and accounting officer of the Corporation and shall have general charge of the finances and books of account of the Corporation.  Except as otherwise provided by the Board of Directors, he or she shall have general supervision of the funds and property of the Corporation and of the performance by the Custodian of its duties with respect thereto.  He or she shall exercise such other powers and perform such other duties as from time to time may be assigned to him or her by the Board of Directors.  Any Assistant Treasurer may perform such duties of the Treasurer as the Treasurer or the Board of Directors may assign, and in the absence of the Treasurer, the Assistant Treasurer (or if there are two or more Assistant Treasurers, then the more senior of such officers present and able to act) may perform all of the duties of the Treasurer.

5.7

Secretary and Assistant Secretaries.  The Secretary shall attend to the giving and serving of all notices of the Corporation and shall record all proceedings of the meetings of the stockholders and directors in books to be kept for that purpose.  He or she shall have charge of the records of the Corporation, including such books, reports, certificates and other documents required by law to be kept, all of which shall at all reasonable times be open to inspection by any director.  He or she shall perform such other duties as appertain to his or her office or as may be required by the Board of Directors.  Any Assistant Secretary may perform such duties of the Secretary as the Secretary or the Board of Directors may assign, and, in the absence of the Secretary, he or she may perform all the duties of the Secretary.

5.8

Chief Compliance Officer.  The Chief Compliance Officer reports directly to the Board of Directors and is responsible for administering the Corporation’s policies and procedures adopted by the Corporation under Rule 38a-1 under the Investment Company Act.  The Chief Compliance Officer shall present regular compliance reports to the Board of Directors.  The Chief Compliance Officer also makes reports directly to the Independent Directors from time to time.

5.9

Subordinate Officers.  The Board of Directors from time to time may appoint such other officers or agents as it may deem advisable, each of whom shall have such title, hold office for such period, have such authority and perform such duties as the Board of Directors may determine.  The Board of Directors from time to time may delegate to one or more officers or agents the power to appoint any such subordinate officers or agents and to prescribe their rights, terms of office, authorities and duties.

5.10

Remuneration.  The salaries or other compensation of the officers of the Corporation shall be fixed from time to time by resolution of the Board of Directors, except that (i) the compensation of the Chief Compliance Officer must be approved by a majority of the

Independent Directors; and (ii) the Board of Directors may by resolution delegate to any person or group of persons the power to fix the salaries or other compensation of any subordinate officers or agents appointed in accordance with the provisions of Section 5.9.

5.11

Surety Bonds.  The Board of Directors may require any officer or agent of the Corporation to execute a bond (including, without limitation, any bond required by the Investment Company Act, and the rules and regulations of the Securities and Exchange Commission) to the Corporation in such sum and with such surety or sureties as the Board of Directors may determine, conditioned upon the faithful performance of his or her duties to the Corporation, including responsibility for negligence and for the accounting of any of the Corporation's property, funds or securities that may come into his or her hands.

ARTICLE VI
INDEMNIFICATION

6.1

Indemnification.  The Corporation shall indemnify (a) its directors and officers (within the meaning of the Maryland General Corporation Law), whether serving the Corporation or at its request any other entity, to the full extent required or permitted by (i) Maryland law now or hereafter in force, including the advance of expenses under the procedures and to the full extent permitted by law, and (ii) the Investment Company Act, and (b) other employees and agents to such extent as shall be authorized by the Board of Directors and be permitted by law.  The foregoing rights of indemnification shall not be exclusive of any other rights to which those seeking indemnification may be entitled.  The Board of Directors may take such action as is necessary to carry out these indemnification provisions and is expressly empowered to adopt, approve and amend from time to time such resolutions or contracts implementing such provisions or such further indemnification arrangements as may be permitted by law.

ARTICLE VII
CAPITAL STOCK

7.1

Ownership of Shares.  No certificates authorizing the ownership of shares shall be issued except as the Board of Directors may otherwise authorize.  The ownership of shares, full or fractional, shall be recorded on the books of the Corporation or its agent.  The record books of the Corporation as kept by the Corporation or its agent, as the case may be, shall be conclusive as to the number of shares held from time to time by each such stockholder.

7.2

Transfers of Shares.  Transfers of shares of stock of the Corporation shall be made on the stock records of the Corporation only by the registered holder thereof, or by his or her attorney thereunto authorized by power of attorney duly executed and filed with the Secretary or with a transfer agent or transfer clerk and accompanied by proper evidence of succession, assignment, with such proof of the authenticity of the signature as the Corporation or its agents may reasonably require and the payment of all taxes thereon.  Except as otherwise provided by law, the Corporation shall be entitled to recognize the exclusive right of a person in whose name any share or shares stand on the record of stockholders as the owner of such share or shares for all purposes, including, without limitation, the rights to receive dividends or other distributions, and to vote as such owner, and the Corporation shall not be bound to recognize any equitable or legal claim to or interest in any such share or shares on the part of any other person.  The Board of Directors may make such additional rules and regulations, not inconsistent with these By-Laws, as it may deem expedient concerning the issue, transfer and registration of shares of stock of the Corporation.

ARTICLE VIII
SEAL

8.1

Seal.  In lieu of affixing the corporate seal to any document it shall be sufficient to meet the requirements of any law, rule, or regulation relating to a corporate seal to affix the word “(Seal)” adjacent to the signature of the authorized officer of the Corporation.  Any officer or director of the Corporation shall have the authority to affix the corporate seal of the Corporation to any document requiring the same.

ARTICLE IX
FISCAL YEAR

9.1

Fiscal Year.  The fiscal year of the Company shall be determined by resolution of the Board of Directors.

ARTICLE X
DEPOSITORIES AND CUSTODIANS

10.1

Depositories.  The funds of the Corporation shall be deposited with such banks or other depositories as the Board of Directors may from time to time determine.

10.2

Custodians.  All securities and other investments shall be deposited in the safe keeping of such banks or other companies as the Board of Directors may from time to time determine.  Every arrangement entered into with any bank or other company for the safe keeping of the securities and investments of the Corporation shall contain provisions complying with the Investment Company Act and the general rules and regulations thereunder.

ARTICLE XI
EXECUTION OF INSTRUMENTS

11.1

Checks, Notes, Drafts, etc.  Checks, notes, drafts, acceptances, bills of exchange and other orders obligations for the payment of money shall be signed by such officer or officers or person or persons as the Board of Directors by resolution shall from time to time designate or as these By-Laws provide.

11.2

Sale or Transfer of Securities.  Stock certificates, bonds or other securities at any time owned by the Corporation may be held on behalf of the Corporation or sold, transferred or otherwise disposed of subject to any limits imposed by these By- Laws and pursuant to authorization by the Board of Directors and, when so authorized to be held on behalf of the Corporation or sold, transferred or otherwise disposed of, may be transferred from the name of the Corporation by the signature of the President, any Vice President or the Treasurer or pursuant to any procedure approved by the Board of Directors, subject to applicable law.

ARTICLE XII
INDEPENDENT PUBLIC ACCOUNTANTS

12.1

Independent Public Accountants.  The Corporation shall employ an independent public accountant or a firm of independent public accountants as its accountants to examine the accounts of the Corporation and to sign and certify financial statements filed by the Corporation.

ARTICLE XIII
AMENDMENTS

13.1

Amendments.  These By-Laws may be amended, altered or repealed at any regular meeting of the stockholders or at any special meeting of the stockholders at which a quorum is present or represented, provided that notice of the proposed amendment, alteration or repeal be contained in the notice of such special meeting.  These By-Laws may also be amended, altered or repealed by the affirmative vote of a majority of the Board of Directors at any regular or special meeting of the Board of Directors, except any particular By-Law which is specified as not subject to alteration or repeal by the Board of Directors, subject to the requirements of the Investment Company Act.